UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2009, the Board of Directors (the “Board”) of NuStar GP Holdings, LLC, upon the recommendation of the Compensation Committee of the Board (the “Committee”), increased the Chairman of the Board’s (the “Chairman”) additional annual retainer fee to $50,000 and increased the Chairman’s additional annual grant of restricted units of NuStar GP Holdings, LLC to $25,000. The Chairman, like the other members of the Board, will be paid $1,250 per meeting and $500 per telephonic meeting. No other changes were made to the compensation arrangements described in NuStar GP Holdings, LLC’s proxy statement filed on March 19, 2009. The changes were made retroactively effective to July 1, 2009. The Chairman’s additional annual retainer is paid annually in August and the restricted units are granted three business days after NuStar GP Holdings, LLC’s third quarter earnings release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: August 5, 2009	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary